SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8 - K


                        CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report                                December 22, 2010
--------------                                -----------------

                        Omagine, Inc.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)



   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)

   350 Fifth Avenue, Suite 1103, New York, N.Y.          10118
  ---------------------------------------------        ----------
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code  (212)563-4141
                                                    --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01 Other Events
----------------------

Omagine LLC, an Omani company ("LLC") is a wholly owned subsidiary of Omagine Inc. ("OMAG"). In November 2009, OMAG organized LLC in Oman and invested 20,000 Omani Rials (approximately $52 thousand U.S. Dollars) into LLC in exchange for one hundred percent (100%) of the capital stock of LLC. LLC has recorded 192,500 Omani Rials ($500,500) on its accounting records (the "Capitalized Pre-Organization Expense") which represents a portion of the expenses incurred to date by OMAG on behalf of LLC.

Consolidated Contractors International Company, SAL ("CCIC"), a Lebanese company headquartered in Athens, Greece is a 50 year old multi-national construction company with $5 billion in annual revenue; over 150,000 employees worldwide; and operations in, among other places, all the countries in the Middle East.

Consolidated Contracting Company S.A., a Panamanian company ("CCC") is a wholly owned subsidiary of CCIC and is the investment arm of CCIC. Consolidated Contractors (Oman) Company LLC, an Omani company ("CCC - Oman") is CCIC's operating subsidiary in the Sultanate of Oman.

On December 18, 2010, each of CCC and OMAG signed a subscription agreement ("Subscription Agreement") with LLC. Simultaneously with the execution of their Subscription Agreement, each of CCC and OMAG also signed a shareholders' agreement with respect to the ownership, management and operation of LLC (the "Shareholder Agreement").

Pursuant to the terms of the Shareholder Agreement and the CCC Subscription Agreement, CCC agreed to invest 19,010,000 Omani Rials (approximately $50 million U.S. Dollars) into LLC in exchange for fifteen percent (15%) of the capital stock of LLC. The Shareholder Agreement and the CCC Subscription Agreement also contemplate that CCC - Oman will be the General Contractor for the Omagine Project which is planned to be developed in the Sultanate of Oman by LLC.

Pursuant to the terms of the Shareholder Agreement and the OMAG Subscription Agreement, OMAG agreed to invest an additional 255,000 Omani Rials (approximately $663 thousand U.S. Dollars) into LLC (the "Additional Investment") in exchange for additional shares of the capital stock of LLC. The net result of the Additional Investment is that OMAG will own fifty five percent (55%) of LLC. The Shareholder Agreement and the OMAG Subscription Agreement further specify that 192,500 Omani Rials ($500,500) of such Additional Investment shall be paid by OMAG to LLC only after the payment by LLC to OMAG of the 192,500 Omani Rials ($500,500) debt associated with the Capitalized Pre-Organization Expense.

The Shareholder Agreement further specifies that LLC will have two other shareholders (the "Omani Shareholders") in addition to OMAG and CCC. The Omani Shareholders are (1) the Office of Royal Court Affairs ("RCA") which is the personal representative of His Majesty Sultan Qaboos bin Said, the ruler of Oman, and (2) Al-Mabkhara LLC, an Omani limited liability company ("ALM").

The Shareholder Agreement presently contemplates that the ownership of LLC will be as follows:

OMAG      55%
RCA       25%
CCC       15%
ALM        5%

and that subsequent to the investments into LLC being made by the above shareholders, the capital of LLC will be 30,034,375 Omani
Rials (approximately $78 million U.S. Dollars).

Although the Shareholder Agreement and the OMAG and CCC Subscription Agreements presently represent legally binding commitments for approximately 64% of LLC's capital target, the remaining 36% will not be assured until the Shareholder Agreement is signed by both RCA and ALM and a Subscription Agreement is signed by each of RCA and ALM.

Discussions between OMAG management and each of RCA and ALM are well advanced and ongoing and OMAG is confident that:

(a) these discussions will be successfully concluded shortly after January 1, 2011, and

(b) as a result of the conclusion of such discussions the above proposed percentage ownership of ALM (but not its investment amount) and OMAG may change slightly.

The 15% ownership of LLC by CCC and the approximately $50 million investment into LLC by CCC will not change or be affected in any way by the foregoing discussions.

The Government of Oman and all private businesses in Oman are closed from December 23rd until December 31st in celebration of the National Day and the 40th anniversary of the reign of His Majesty Sultan Qaboos. OMAG therefore expects to conclude its final negotiations with each of RCA and ALM shortly after January 1, 2011.

Separately, LLC's attorneys were informed yesterday by the Ministry of Tourism ("MOT") that the Development Agreement has now been approved by the Ministry of Legal Affairs ("MOLA") with one minor comment (the nature of which we are presently unaware). This approval by MOLA is the final Government approval required. MOT further informed LLC's attorneys that (i) the MOLA comment will be discussed and resolved with us as soon as possible after the Government returns to work after December 31st, and (ii) the Omagine Project and the final conclusion of the Development Agreement
"is now a priority for MOT".
 -------------------------

Assuming the Shareholders Agreement with RCA and ALM are finalized in early January and the DA is also finalized in that time period, management presently expects to sign the DA with the Government of Oman sometime in late January 2011.

A more complete description of the Company's activities and its proposed Omagine Project is included in the Company's report on Form 10-K for the fiscal year ended December 31, 2009 and its report on Form 10-Q for the quarterly period ended September 30, 2010 filed with the Securities & Exchange Commission ("SEC") and in the Company's registration Statement on Form S-1 filed with the SEC on May 25, 2010.


                            SIGNATURES
                            ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2010

                                 Omagine, Inc.
                              ---------------------------------
                                (Registrant)

                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer